UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

August 21, 2012

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                       Regulation FD Disclosure.

On August 31, 2012, Owens-Illinois, Inc. (the “Company”) received a ruling from a McLean County, Illinois, judge granting the Company’s motion to vacate the Company’s portion of a nearly $90 million 2011 jury verdict in an asbestos case.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

ITEM 8.01.                       Other Events.

On August 21, 2012, the Board of Directors of the Company approved a plan authorizing the Company to repurchase up to $75 million of its outstanding common stock until December 31, 2013.  As of September 4, 2012, the Company has not repurchased any shares of its common stock under this authorization.  Repurchases may take place on the open market or through private transactions from time to time based on market conditions, subject to certain conditions and timing restrictions to comply with applicable rules and regulations and may be suspended for periods or discontinued as deemed necessary by the Company.  Decisions about these matters will be based on market conditions, general business conditions and other relevant factors.   If conditions are not favorable, then no purchases will be made.

ITEM 9.01.                       Financial Statements and Exhibits.

(d)                                                                      Exhibits.

Exhibit
No.	Description
99.1	Press Release dated September 4, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: September 4, 2012	By:	/s/ Stephen P. Bramlage, Jr.
	Name:	Stephen P. Bramlage, Jr.
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated September 4, 2012